As filed with the Securities and Exchange Commission on February 25, 1999
                                             Registration Statement No. 333-
_______________________________________________________________________________




                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                  _______________


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                                  _______________


                                 EXXON CORPORATION
              (Exact name of registrant as specified in its charter)

                 New Jersey                               13-5409005
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

                            5959 Las Colinas Boulevard
                                 Irving, Texas
                     (Address of principal executive offices)

                                  75039-2298
                                  (Zip Code)
                                    ______

                      THRIFT PLAN IN THE BENEFIT PLAN OF
                EXXON CORPORATION AND PARTICIPATING AFFILIATES
                           (Full title of the Plan)
                                ____________

                              Donald D. Humphreys
                        Vice President and Controller
                               Exxon Corporation
                         5959 Las Colinas Boulevard
                          Irving, Texas 75039-2298
                               (972) 444-1202
                 (Name, address and telephone number, including
                       area code, of agent for service)
                                   _______






_______________________________________________________________________________

                        CALCULATION OF REGISTRATION FEE

                                Proposed Maximum Proposed Maximum
     Title of                       Offering        Aggregate       Amount of
    Securities     Amount to be      Price          Offering       Registration
 to be Registered   Registered    per Share (1)     Price (1)          Fee
_________________  ____________ ________________ ________________  ____________
 Common Stock,      20,000,000      $67.78125     $1,355,625,000   $376,863.75
 no par value...     shares(2)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the average of the high and low prices of the common stock reported in the consolidated reporting system on February 24, 1999.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement, and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.



_______________________________________________________________________________

                       Registration of Additional Shares



This Registration Statement on Form S-8 relating to the registrant's Thrift Plan in the Benefit Plan of Exxon Corporation and Participating Affiliates (the "Thrift Plan") is being filed to register additional securities of the same class as other securities for which an earlier-filed registration statement on Form S-8 relating to the Thrift Plan is effective. Pursuant to Instruction E of Form S-8, such earlier registration statement (No. 33-19057), as amended, is incorporated herein by reference, except that (i) provisions contained in Part II of such registration statement are modified as set forth herein and (ii) the Cross Reference Sheet and Prospectus contained in the earlier registration statement are not incorporated herein. As of February 24, 1999, approximately 378,325 shares remain available on a split-adjusted basis under such prior registration statement, for which shares an aggregate registration fee of approximately $1,485 was paid.

                                      PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         _______________________________________

The following documents that have been filed by Exxon Corporation or the Thrift Plan with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

    (1)  Annual Report on Form 10-K for the year ended December 31, 1997;

    (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

    (3) Current Report on Form 8-K (Date of Event: November 27, 1998) filed December 1, 1998;

    (4) The Thrift Plan's Annual Report on Form 11-K for the year ended November 30, 1997; and

    (5) The description of common stock, without par value, of Exxon Corporation contained in its Registration Statement on Form 10 filed on April 9, 1935, as amended by its Current Report on Form 8-K for the month of May, 1970 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Experts and Counsel.
         ___________________

The financial statements incorporated herein by reference to the Exxon Corporation Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements similarly incorporated herein by reference to all documents subsequently filed by Exxon Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, and any other independent accountants, relating to such financial statements and upon the authority of such independent accountants as experts in auditing and accounting in giving such reports to the extent that the particular firm has examined such financial statements and consented to the use of their reports thereon.

Item 6.  Indemnification of Directors and Officers.
         _________________________________________

Exxon Corporation has no provisions for indemnification of directors or officers in its certificate of incorporation. Article X of the By-Laws of Exxon Corporation provides that it shall indemnify to the full extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporation agent of Exxon Corporation or any subsidiary or served any other enterprise at the request of Exxon Corporation against expenses, judgements, fines, penalties, excise taxes and amounts paid in settlement. The New Jersey Business Corporation Act provides for the indemnification of directors and officers under certain conditions.

Exxon Corporation has purchased directors and officers liability insurance coverage from Ancon Insurance Company, Inc., a wholly-owned subsidiary of Exxon Corporation ("Ancon"), subject to cancellation by Ancon upon 365 days' written notice. In general, such insurance provides coverage up to $100 million for payment on behalf of directors and certain officers of Exxon Corporation of amounts they are legally obligated to pay because of covered risks for which Exxon Corporation is not required or permitted to indemnify them.

Item 8.  Exhibits.
         ________

    (a)  See Index to Exhibits, which is incorporated herein by reference.

    (b) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service ("IRS") determination letter that the Thrift Plan is qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes that it will submit or has submitted the Thrift Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Thrift Plan.

Item 9.  Undertakings.
         ____________

    (a)  The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 25th day of February, 1999.


                                            EXXON CORPORATION

                                            By:  /s/ LEE R. RAYMOND
                                                 ______________________________
                                                 L. R. Raymond
                                                 Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

       /s/ Lee R. Raymond            Chairman of the Board   February 25, 1999
__________________________________   and Chief Executive
        (Lee R. Raymond)             Officer (Principal
                                     Executive Officer)

__________________________________   Director
        Michael J. Boskin

               *                     Director                February 25, 1999
__________________________________
         (Rene Dahan)

               *                     Director                February 25, 1999
__________________________________
      (William T. Esrey)

               *                     Director                February 25, 1999
__________________________________
          (Jess Hay)

               *                     Director                February 25, 1999
__________________________________
      (James R. Houghton)

               *                     Director                February 25, 1999
__________________________________
      (William R. Howell)

               *                     Director                February 25, 1999
__________________________________
      (Reatha Clark King)

               *                     Director                February 25, 1999
__________________________________
     (Philip E. Lippincott)

               *                     Director                February 25, 1999
__________________________________
      (Harry J. Longwell)

__________________________________   Director
     (Marilyn Carlson Nelson)

               *                     Director                February 25, 1999
__________________________________
      (Walter V. Shipley)

               *                     Director                February 25, 1999
__________________________________
      (Robert E. Wilhelm)

               *                     Controller (Principal   February 25, 1999
__________________________________   Accounting Officer)
      (Donald D. Humphreys)

               *                     Treasurer (Principal    February 25, 1999
__________________________________   Financial Officer)
        (Frank A. Risch)


*By:   /s/ T. P. Townsend
    _______________________
          (T. P. Townsend)
           Attorney-in-Fact

The Plan.



Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Thrift Plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 25th day of February, 1999.



                                  THRIFT PLAN IN THE BENEFIT PLAN OF EXXON
                                  CORPORATION AND PARTICIPATING AFFILIATES
                                  (Name of Plan)


                                         /s/ Frank A. Risch
                                  ________________________________________
                                  Frank A. Risch, Chairman, Thrift Trustee

                                INDEX TO EXHIBITS



Exhibit Number          Exhibit
______________          _______

     23.1               Consent of PricewaterhouseCoopers LLP.

     24.1               Power of Attorney.

                                                                  Exhibit 23.1




                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1998, appearing on page F-11 of the financial section of the 1997 Annual Report to Shareholders of Exxon Corporation which is incorporated by reference as Exhibit 13 in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts and Counsel" in this Registration Statement.



PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
February 25, 1999

                                                                   Exhibit 24.1


                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints T. P. Townsend, Frank A. Risch and Donald D. Humphreys, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to shares of common stock of Exxon Corporation offered or sold in connection with Exxon Corporation's Thrift Plan, as well as related interests, and to sign any and all amendments or supplements (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                     Title                    Date

         /s/ Lee R. Raymond         Chairman of the Board    February 24, 1999
_________________________________   and Chief Executive
          (Lee R. Raymond)          Officer (Principal
                                    Executive Officer)

_________________________________   Director                 February __, 1999
        (Michael J. Boskin)

         /s/ Rene Dahan             Director                 February 24, 1999
_________________________________
          (Rene Dahan)

       /s/ William T. Esrey         Director                 February 24, 1999
_________________________________
        (William T. Esrey)

          /s/ Jess Hay              Director                 February 24, 1999
_________________________________
           (Jess Hay)

       /s/ James R. Houghton        Director                 February 24, 1999
_________________________________
        (James R. Houghton)

      /s/ William R. Howell         Director                 February 24, 1999
_________________________________
       (William R. Howell)

      /s/ Reatha Clark King         Director                 February 24, 1999
_________________________________
        (Reatha Clark King)

     /s/ Philip E. Lippincott       Director                 February 24, 1999
_________________________________
      (Phillip e. Lippincott)

      /s/ Harry J. Longwell         Director                 February 24, 1999
_________________________________
        (Harry J. Longwell)

_________________________________   Director                 February __, 1999
     (Marilyn Carlson Nelson)

     /s/ Walter V. Shipley          Director                 February 24, 1999
_________________________________
      (Walter V. Shipley)

     /s/ Robert E. Wilhelm          Director                 February 24, 1999
_________________________________
       (Robert E. Wilhelm)

     /s/ Donald D. Humphreys        Controller (Principal    February 24, 1999
_________________________________   Accounting Officer)
       (Donald D. Humphreys)

       /s/ Frank A. Risch           Treasurer (Principal     February 24, 1999
_________________________________   Financial Officer)
         (Frank A. Risch)

13